SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2008

M&F BANCORP, INC.

(Exact Name of Registrant as specified in its charter)

North Carolina	000-27307	56-1980549
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2634 Durham-Chapel Hill Boulevard, Durham, North Carolina 27707

(Address of principal executive offices)

Registrant’s telephone number, including area code (919) 683-1521

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) and (d)

On December 17, 2008, M&F Bancorp, Inc. (the “Company”), the parent company of Mechanics and Farmers Bank (“M&F Bank”) announced that Maceo K. Sloan has resigned as a director and as Chairman of the Board of Directors of the Company (the “Board”), and as a director of the Board of Directors of M&F Bank. Mr. Sloan’s resignation was not the result of any disagreement between the Company and Mr. Sloan concerning any matters relating to the Company’s operations, policies or practices.

The Company also announced that on December 16, 2008, the Board elected James A. Stewart, Chairman of M&F Bank to serve as a director and Chairman of the Company. Mr. Stewart is expected to be named to serve on the Strategic Issues and Planning Committee, Compensation Committee and the Corporate Governance and Nominating Committee. A copy of the Company’s press release making these announcements is attached as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01 - Financial Statements and Exhibits

(c) Exhibits.

The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release dated December 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&F BANCORP, INC.

By:	/s/ Kim D. Saunders
Kim D. Saunders
President and Chief Executive Officer

Dated: December 17, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated December 17, 2008.